DISTRIBUTION AND SHAREHOLDER SERVICING AGREEMENT


     DISTRIBUTION AND SHAREHOLDER SERVICING AGREEMENT, dated as of March 16, 2000, between SELIGMAN PORTFOLIOS, INC., a Maryland corporation (the "Fund"), and SELIGMAN ADVISORS, INC., a Delaware corporation ("Seligman Advisors").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company and has established several separate series of shares (each a "Portfolio"), with each Portfolio having its own assets and investment policies;

     WHEREAS, the Portfolios propose to issue and sell their shares of capital stock ("Shares") to separate accounts of participating insurance companies to fund benefits of variable annuity contracts and, upon the receipt of an exemptive order from the Securities and Exchange Commission ("SEC"), variable life insurance contracts; and

     WHEREAS,   the  Fund  desires  to  retain  Seligman   Advisors  to  furnish
distribution services to each Portfolio of the Fund listed in Schedule A attached hereto, and Seligman Advisors is willing to furnish such services.

     NOW THEREFORE, in consideration of the mutual agreements herein made, the parties hereto agree as follows:

1. Exclusive Distributor. The Fund hereby agrees that Seligman Advisors shall be for the period of this Agreement exclusive agent for distribution within the United States and its territories, and Seligman Advisors agrees to use its best efforts during such period to effect such distribution of Shares of the Portfolios. The Fund understands that Seligman Advisors also acts as agent for distribution of the shares of capital stock or beneficial interest of other open-end investment companies which have entered into management agreements with J. & W. Seligman & Co. Incorporated (the "Manager").

2. Sales of Shares. Seligman Advisors is authorized, as agent for the Fund and not as principal, to sell Shares of the Portfolios to (a) separate accounts of participating insurance companies in accordance with participation agreements between the Fund and participating insurance companies to fund variable annuity contracts and, upon receipt by the Fund of an exemptive order from the SEC, variable life insurance contracts; or (b) pension or retirement plans intended to qualify under Sections 401(a) and 501(c) of the Internal Revenue Code of 1986, as amended; provided, however, that no sales of Shares shall be confirmed by Seligman Advisors at any time when, according to advice received by Seligman Advisors from the Fund, the officers of the Fund have for any reason sufficient to them temporarily or permanently suspended or discontinued the sale and issuance of the Shares. Each sale of Shares of a Portfolio shall be effected by Seligman


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     Advisors only at net asset value,  determined in accordance with the Fund's then current prospectus relating to such Shares. Seligman Advisors shall comply with all applicable laws, rules and regulations including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the Investment Company Act of 1940 (the "1940 Act") by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

     The Fund agrees, as long as its Shares may legally be issued, to fill all orders confirmed by Seligman Advisors in accordance with the provisions of this Agreement.

3. Repurchase Agent. Seligman Advisors is authorized, as agent for the Fund and not as principal, to accept offers for resale to the Fund and to repurchase on behalf of the Fund Shares of the Portfolios at net asset values determined by the Fund in conformity with its then current prospectus relating to such Shares.

4. Compensation. In accordance with the terms of the Portfolios' Shareholder Servicing and Distribution Plan (the "Plan"), each Portfolio may make payments from time to time to Seligman Advisors in accordance with the terms and limitations of, and for the purposes set forth in the Plan. Seligman Advisors may use such payments, in its discretion, to compensate participating insurance companies or other entities who provide distribution assistance and/or shareholder services to the extent permitted by the Plan. Seligman Advisors will not be entitled to any other compensation under this Agreement.

5. Expenses. Except as provided in this Agreement and in accordance with the Plan, Seligman Advisors shall pay all its own costs and expenses incurred in connection with the sale of Shares. Seligman Advisors also agrees to pay all fees and related expenses connected with its own qualification as a broker or dealer under Federal or State laws.

     The Fund agrees to pay all fees and expenses in connection with the preparation, printing and distribution of copies of any prospectus, statement of additional information, report or other communication to shareholders, or any other material used by Seligman Advisors in connection with offering Shares of the Portfolios for sale, all expenses in connection with the registration of Shares of the Portfolios under the Securities Act of 1933 (the "Act"), all fees and related expenses which may be incurred in connection with the qualification of Shares of the Portfolios for sale in such States (as well as the District of Columbia, Puerto Rico and other territories) as Seligman Advisors may designate, and all expenses in connection with maintaining facilities for the issue and transfer of Shares, of


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


     supplying information, prices and other data to be furnished by it hereunder, and through [Seligman Data Corp.], of all data processing and related services related to the share distribution activity contemplated hereby.

     The Fund agrees to execute such documents and to furnish such information as may be reasonably necessary, in the discretion of the Directors of the Fund, in connection with the qualification of Shares of the Portfolios for sale in such States (as well as the District of Columbia, Puerto Rico and other territories) as Seligman Advisors may designate, and to pay all expenses of qualifying the Fund as a dealer or broker under the laws of such States as may be designated by Seligman Advisors, if deemed necessary or advisable by the Fund.

     It is understood and agreed that any payments made to Seligman Advisors pursuant to the Plan may be used to defray some or all of the expenses incurred by Seligman Advisors pursuant to this Agreement.

6. Prospectus and Other Information. The Fund represents and warrants to and agrees with Seligman Advisors that:

     (a) A registration statement, including prospectuses relating to the Shares of the Portfolios, has been filed by the Fund under the Act and has become effective. Such registration statement, as now in effect and as from time to time hereafter amended, and also any other registration statement relating to the Shares which may be filed by the Fund under the Act which shall become effective, is herein referred to as the "Registration Statement", and any prospectuses filed by the Fund as a part of the Registration Statement, as the "Prospectuses".

     (b) At all times during the term of this Agreement, except when the officers of the Fund have suspended or discontinued the sale and issuance of Shares of the Portfolios as contemplated by Section 2 hereof, the Registration Statement and Prospectuses will conform in all respects to the requirements of the Act and the rules and regulations of the Securities and Exchange Commission, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, except that the foregoing does not apply to any statements or omissions in either of such documents based upon written information furnished to the Fund by Seligman Advisors specifically for use therein.

     The Fund agrees to prepare and furnish to Seligman Advisors from time to time a copy of its Prospectuses, and authorizes Seligman Advisors to use such


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


     Prospectuses, in the form furnished to Seligman Advisors from time to time, in connection with the sale of the Portfolios' Shares. The Fund also agrees to furnish Seligman Advisors from time to time, for use in connection with the sale of such Shares, such information with respect to the Portfolios and their Shares as Seligman Advisors may reasonably request.

7. Reports. Seligman Advisors will prepare and furnish to the Directors of the Fund at least quarterly a written report complying with the requirements of Rule 12b-1 under the 1940 Act setting forth all amounts expended under the Plan and the purposes for which such expenditures were made.

8.   Indemnification.

     (a) The Fund will indemnify and hold harmless Seligman Advisors and each person, if any, who controls Seligman Advisors within the meaning of the Act against any losses, claims, damages or liabilities to which Seligman Advisors or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or any Prospectus or any other written sales material prepared by the Fund which is utilized by Seligman Advisors in connection with the sale of Shares or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and any Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse Seligman Advisors and each such controlling person for any legal or other expenses reasonably incurred by Seligman Advisors or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus in conformity with written information furnished to the Fund by Seligman Advisors specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect Seligman Advisors against any liability to the Fund or its security holders to which Seligman Advisors would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of its duties, or by reason of


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


          the reckless disregard by Seligman Advisors of its obligations and duties under this Agreement. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

     (b) Seligman Advisors will indemnify and hold harmless the Fund, each of its Directors and officers and each person, if any, who controls the Fund within the meaning of the Act, against any losses, claims, damages or liabilities to which the Fund or any such Director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or any sales material not prepared by the Fund which is utilized in connection with the sale of Shares or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in the case of the Registration Statement and any Prospectus to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Fund by Seligman Advisors specifically for use therein; and Seligman Advisors will reimburse any legal or other expenses reasonably incurred by the Fund or any such Director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Seligman Advisors may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its


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


          election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

9. Effective Date. This Agreement shall become effective upon its execution by an authorized officer of the respective parties to this Agreement, but in no event prior to shareholder approval of the Plan.

10. Term of Agreement. This Agreement shall continue in effect until December 31, 2001 and through December 31 of each year thereafter if such continuance is approved in the manner required by the 1940 Act and the rules thereunder and Seligman Advisors shall not have notified the Fund in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated with respect to a Portfolio at any time, without payment of penalty on 60 days' written notice to the other party by vote of a majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto, or by vote of a majority of the outstanding voting securities of such Portfolio (as defined in the 1940 Act). This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.


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


     IN WITNESS WHEREOF, the Fund and Seligman Advisors have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                          SELIGMAN PORTFOLIOS, INC.



                                          By /s/ Brian T. Zino
                                             -----------------------------------
                                                 Brian T. Zino, President



                                          SELIGMAN ADVISORS, INC.



                                          By /s/ Stephen J. Hodgdon
                                             -----------------------------------
                                                 Stephen J. Hodgdon, President



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


                                   SCHEDULE A


Seligman Bond Portfolio                  Seligman Global Technology Portfolio
Seligman Capital Portfolio               Seligman International Growth Portfolio
Seligman Cash Management Portfolio       Seligman High-Yield Bond Portfolio
Seligman Common Stock Portfolio          Seligman Income Portfolio
Seligman Communications and Information Seligman Large-Cap Growth Portfolio Portfolio
Seligman Frontier Portfolio              Seligman Large-Cap Value Portfolio
Seligman Global Growth Portfolio         Seligman Small-Cap Value Portfolio
Seligman Global Smaller Companies
Portfolio










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